EXHIBIT 3
                             SECURED PROMISSORY NOTE
                             -----------------------


     Maturity  Date:  January  1,  2007
     January  1,  2001  Pittsburgh,  Pennsylvania


     FOR VALUE RECEIVED, the undersigned, Pinnacle Business Management. Inc., a Nevada corporation ("Maker"), hereby promises to pay to the order of Vincent A. and Kim Lo Castro, the holders (collectively the "Holder") of this Promissory Note (this "Note"), a principal amount equal to the Formula Amount (as defined in that certain Stock Purchase Agreement dated December 27, 2000 among Holder, Maker and Jeffrey Turino and Michael Hall (the "Stock Purchase Agreement")) together with all accrued interest on such outstanding advanced and unpaid balance, in accordance with the terms and provisions of this Note. All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Stock Purchase Agreement.

     1.     Interest. Interest shall accrue on the outstanding principal balance
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of  this Note from the date hereof (the "Issuance Date") on the unpaid principal amount  at  rate  equal  to  6%  per  annum.  Beginning  March  1,  2001.


     2.     Payment. The unpaid principal amount of this Note, together with all
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accrued  but unpaid interest thereon, shall be due and payable as follows: Maker shall make payments of accrued interest on the unpaid principal amount of this Note beginning April 1, 2001, and continuing thereafter on the first day of each July, October, and January (each such date, an "Installment Date"). Beginning
April 1, 2002 and continuing thereafter on each subsequent Installment Date through and including January 1, 2007, the Maker shall make a principal payment equal to 1/20th of the Formula Amount (the "Principal Installments").

     3.     Stock  Purchase  Agreement. This Note is given pursuant to the terms
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of  the  Stock  Purchase  Agreement,  and  the  Holder is entitled to the rights provided  to  the  Holder  therein.

     4.     Prepayment.  Maker shall have the right to prepay this Note upon ten
            ----------
days  prior  written  notice  to  Holder.

     5.     Events  of Default. The occurrence of any one of the following shall
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constitute  an  "Event  of  Default"  hereunder:

          (a) Maker's failure to make any required payment of principal or any other payment called for under this Note, and the continuance of such failure to pay for a period of fifteen (15) days after the date on which such payment was due under this Note (a "Payment Default"); It is understood nonpayment of interest is not a form of Default for the first year from disbursements.

          (b) Maker's failure to perform any other obligation (other than one that can be satisfied with the payment of money) required under this Note, and the continuation of such failure for a period of thirty (30) days after Holder gives Maker written notice of such failure to perform;

          (c) The occurrence of an Event of Default under the terms of the Pledge Agreement or

          (d) Maker's failure to perform any obligation required under the terms of the Stock Purchase Agreement, and the continuation of such failure for a period of thirty (30) days after Holder gives Maker written notice of such failure to perform

     6.     Remedies.
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          (a)     Upon  the  occurrence  and continuation of an Event of Default under this Note, the entire unpaid balance of this Note shall, at the option of the Holder, become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding, and the Holder may exercise and shall have any and all remedies accorded to Holder by law. Such acceleration of maturity, once claimed hereunder by Holder, may at Holder's option be rescinded by written acknowledgment to that effect, but the tender and acceptance of partial payment or partial performance alone shall not in any way affect or rescind such acceleration of maturity.

          (b) In case any one or more Events of Default shall occur, the Holder may proceed to protect and enforce Holder's rights or remedies either by suit in equity or by action at law, or both, for the specific performance of any covenant, agreement or other provision contained herein or in any Related Agreement, or proceed to enforce the payment of this Note or any other legal, equitable or statutory right or remedy. No right or remedy herein conferred upon the Holder or in any Related Agreement is intended to be exclusive of any other right or remedy contained herein and every such right or remedy contained herein or now or hereafter existing at law or in equity or by statute, or otherwise, may be exercised separately or in any combination. No course of dealing between the Maker and the Holder or any failure or delay on the Holder's part in exercising any rights of remedies hereunder shall operate as a waiver of any rights or remedies of the Holder and no single or partial exercise of any rights or remedies hereunder shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder.

          (c) This Note is secured by a Pledge Agreement in favor of the Holder of even date herewith covering 1,000 shares of capital stock of La Castro & Associates, Inc., a Pennsylvania corporation (the "Collateral".) Notwithstanding any provisions of this Note to the contrary, and except as hereinafter provided, in any action commenced to enforce the obligations of the Maker created or arising hereunder, the judgment shall not be enforceable against the Maker or against any assets the undersigned other than the Collateral. Recourse for any violation or breach of the terms of the Note or this Pledge Agreement shall be only against the Collateral and any such judgment shall not be subject to execution on, nor be a lien on any other assets of the Pledgor.

     7.     Governing  Law.  The  provisions  of this Note shall be governed and
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construed  according to the laws of the  Commonwealth of  Pennsylvania,  without giving effect to its conflicts of laws provisions.

     8.     Notices.  Any  notice  or  demand  required  or  permitted  by or in
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connection  with  this Note shall be given in writing in accordance with Section
8.2 of the Stock Purchase Agreement. All notices and demands for payment from Holder actually received in writing by Maker regardless of the procedure or method utilized to accomplish delivery thereof to Maker shall be deemed given upon receipt or refusal of delivery.

     9.     Modifications; Assignment. This Note may be modified or amended only
            -------------------------
in a writing signed by the Holder and the Maker. This Note may not be assigned, transferred, encumbered or pledged by the Holder and any such assignment, transfer, encumbrance or pledge will be void.

     10.     Severability.  In  the event that any one or more of the provisions
             ------------
of this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note, and this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     11.     Limitations  of  Applicable  Law. In the event the operation of any
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provision  of  this  Note results in an effective rate of interest which exceeds the limit of the usury laws or any other law applicable to the loan evidenced hereby, all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice by any party to this Note, be applied to the unpaid principal balance of this Note immediately upon receipt of such monies by Holder, with the same force and effect as though Maker had specifically designated such extra sums to be so applied to the unpaid principal balance and Holder had agreed to accept such extra payment(s) as a prepayment.

     12.     Captions.  The  captions  herein  are for convenience and reference
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only  and  in no way define or limit the scope or content of this Note or in any way  affect  its  provisions.

     13.     Debtor-Creditor Relationship. Holder shall in no event be construed
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for  any purpose to be a partner, joint venturer or associate of Maker, it being the sole intention of the parties to establish a relationship of debtor and creditor.

     IN WITNESS WHERE OF, Maker has executed this Promissory Note as of the 1st day of January, 2001.


                              MAKER
                              -----

                              PINNACLE  BUSINESS  MANAGEMENT,  INC.


                              By:
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